UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 16, 2004 (December 13, 2004)
Date of Report (Date of Earliest Event Reported)

LUMENIS LTD.
(Exact name of Registrant as Specified in Charter)

Israel	0-13012	N.A.
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

P.O. Box 240, Yokneam, Israel	20692
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-4-959-9000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On December 13, 2004, the Board of Directors of Lumenis Ltd. (the “Company”) elected Ronald B. Salvagio as a new director of the Company, effective immediately. The election of Mr. Salvagio increases the size of the Board of Directors from 9 to 10. There is no arrangement or understanding between Mr. Salvagio and any other person pursuant to which he was selected as a director and there are no related party transactions between Mr. Salvagio and the Company. Mr. Salvagio has also been appointed to serve as a member of the Audit Committee of the Board of Directors. The Board of Directors has determined that Mr. Salvagio will qualify as an audit committee financial expert, as such term is defined under the applicable securities laws.

        Mr. Salvagio is currently the President of PRSM, Inc, a family owned consulting firm, in Naples, Florida. Prior thereto, Mr. Salvagio served, for approximately 15 years, as a finance partner with Accenture, a global management consulting and technology services company. Mr. Salvagio was a partner at Arthur Andersen & Co. prior thereto. Mr. Salvagio also currently serves as the Chairman of the Budget/Audit Committee of the University of Wyoming Foundations Board. Mr. Salvagio has received both a B.S. and M.S. in Accounting from the University of Wyoming.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENIS LTD. BY: /S/ Avner Raz —————————————— Avner Raz President and Chief Executive Officer

Dated: December 16, 2004